Exhibit 99.1

Contact:	World Racing Group Chris Dolack, VP Media/PR 704-795-7223 • cdolack@dirtcar.com

FOR IMMEDIATE RELEASE

World Racing Group, Inc. Announces Intent to Deregister Common Stock with Securities and Exchange Commission

Concord, North Carolina, February 18, 2009  — World Racing Group, Inc. (OTC Bulletin Board: WRGI), a sports entertainment company and world leader in the sanctioning and promotion of dirt track auto racing, today announced that the Company's Board of Directors, and a majority of its stockholders, have approved a 1-for-101 reverse stock split.

The Board of Directors has approved the reverse stock split based on its determination that the Company achieves few of the benefits of being a public company because of a lack of an active trading market for its common stock while being burdened with the substantial costs of being a publicly held company. Stockholders owning over 50% of the total number of shares outstanding approved the reverse stock split by signing a written consent in lieu of a meeting of stockholders.

The anticipated result of the reverse stock split will be to reduce the number of stockholders of record to fewer than 300. The Company intends to cease filing periodic reports with the Securities and Exchange Commission and to terminate the quotation of its common stock on the OTC Bulletin Board. The Company filed a preliminary Information Statement today and expects to distribute a definitive Information Statement to all holders of its common stock in the near future. The reverse stock split will not be affected prior to the 20th day following the distribution of the definitive Information Statement to stockholders. However, the Company reserves the right not to proceed with the reverse stock split in the discretion of its Board of Directors.

Brian Carter, World Racing Group’s CEO adds, “The Company has been working diligently to reduce costs and focus its resources on profitable revenue growth.  The removal of the financial and management burden to maintain our public filings will allow us more resources to focus on our operations. We recently kicked off the 2009 racing season with a very successful 38th Alltel DIRTcar Nationals.  The attendance was on plan and very close to the event in 2008 which is an encouraging indicator for our plans in 2009, particularly given the current economic environment.”

The Information Statement will contain additional important information regarding the reverse stock split. We advise our stockholders to read the definitive Information Statement when made available. Copies of both the preliminary Information Statement, and any amendments or supplements thereto, and the definitive Information Statement, will be available without charge at the SEC's website at www.sec.gov or from the Secretary of the Company when they are mailed to stockholders.

About World Racing Group, Inc.

World Racing Group, Inc. (OTCBB: WRGI), a sports entertainment company, is a world leader in the sanctioning and promotion of dirt track auto racing.  WRGI, based in Concord, N.C., owns and operates the three highest profile national touring series for dirt track racing in the United States:

•	The World of Outlaws® Sprint Car Series
•	The World of Outlaws Late Model Series(SM)
•	The Advance Auto Parts Super DIRTcar Series™

World Racing Group sanctions more than 4,900 local and regional dirt track racing events in the United States and Canada at 126 tracks each year under the DIRTcar™ Racing brand. In addition, World Racing Group owns and/or operates six premier dirt track speedways.  WRG races can be heard online at DIRTVision.com®.

To learn more about World Racing Group, visit worldracinggroup.com.

Forward Looking Statements
Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company.  We wish to caution you that these statements involve risks and uncertainties and actual results might differ materially from those in the forward-looking statements, if we receive less sponsorship and advertising revenue than anticipated, or if attendance is adversely affected by unfavorable weather.  Event-related expenses, such as for the stadium, transportation and accommodations, or security might be greater than expected; or marketing or administrative costs might be increased by our hiring, not currently planned, of a particularly qualified prospect.  Additional factors have been detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-KSB and 10-QSB.